Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact Information
Tim Dolan
Investor Contact
timothy.dolan@icrinc.com
617-956-6727
Gregg Waldon
Chief Financial Officer
gregg.waldon@softbrands.com
612-851-1805
Susan Eich
Media Contact
susan.eich@softbrands.com
612-851-6205
SOFTBRANDS ANNOUNCES THIRD QUARTER FISCAL 2007 RESULTS
MINNEAPOLIS — Aug. 9, 2007 — SoftBrands, Inc. (Amex: SBN), a global supplier of enterprise application software, today announced its financial results for the third quarter of fiscal 2007, ended June 30, 2007.
Revenues for third quarter fiscal 2007 were $23.6 million, representing a year-over-year increase of 47% and a quarter-over-quarter increase of 10%. The year-over-year increase in revenue was primarily the result of the acquisition of HIS in fourth quarter fiscal 2006, while the quarter-over-quarter increase was driven by improvements in both the hospitality and manufacturing business units. License revenue was 18% of total revenues in the current quarter, up significantly from 10% in third quarter fiscal 2006. Maintenance revenue accounted for 61% of total revenues in the current quarter, compared with 65% of revenues in third quarter fiscal 2006, primarily due to the higher mix of license revenue.
SoftBrands reported an operating loss of $1.4 million in the third quarter of fiscal 2007, including the impact of a $1.6 million charge associated with restructuring activities announced June 20, 2007. In the third quarter of fiscal 2006, SoftBrands reported an operating loss of $1.9 million.
The company reported a net loss available to common shareholders of $2.1 million, or $0.05 per diluted share, for the third quarter fiscal 2007, including a $0.04 per diluted share impact from the restructuring charge. The company reported a net loss available to common shareholders of $2.0 million, or a loss of $0.05 per diluted share, for the prior year’s quarter.

“I am pleased with our third quarter results, which met our expectations and showed significant improvement over the prior quarter from both a revenue and profitability perspective. We grew revenue more than 10% sequentially and returned the company to operating profitability – excluding the impact of the restructuring charge taken in the quarter. And license revenue increased significantly, comprising 18% of total revenues in the quarter,” said Randy Tofteland, SoftBrands president and chief executive officer. “In addition to meeting our short-term financial targets, we improved the long-term profitability profile of the company with the restructuring actions in our manufacturing business. These actions also improve our long-term growth prospects as they will enable us to allocate greater resources to our SAP business, which is the growth engine in our manufacturing business.”
“During the third quarter, we advanced our implementations with two SAP large enterprise customers in the food and beverage segment. We believe there is a significant opportunity to further penetrate these global manufacturers as we prove our capabilities over time. In addition, we believe our increasing customer referenceability will lower the barriers to adoption among other large SAP users that face the same challenges in their distributed geographic regions,” said Tofteland.
“We are also excited about the progress in our hospitality division, which grew by approximately 14% sequentially. The highlight of the quarter was the progress made at two of our largest ongoing implementations, which was key to our ability to recognize material revenue related to these projects, as well as opening the door for significant future follow-on projects with these customers. With a positive outlook for each of our business units, we are optimistic about our ability to achieve our financial goals for fiscal 2007 and we expect to enter fiscal 2008 with solid momentum,” said Tofteland.
Highlights of the third quarter and other recent developments include:
•	SoftBrands restructured its Manufacturing operations to improve its profitability and long-term growth prospects, by reallocating resources to its SAP-related business while optimizing its base FourthShift business. The company anticipates net expense savings of approximately $3 million in fiscal 2008 related to this restructuring and natural attrition over the past several months, and inclusive of the additional resource investment in the SAP business.
•	Jumeirah’s Essex House Hotel in Manhattan is now live on the newest versions of SoftBrands’ Epitome.net property management system and Core reservation system. Jumeirah intends to further deploy SoftBrands Epitome, Core and Mosaik BI products as it executes its plans to grow to more than 40 properties by the end of 2009.
•	SoftBrands released major new versions of its Epitome.net and Medallion property management systems and Core central reservation system. Epitome 4.2 features improved rate management capabilities and new two-way interfaces to the IDeaS revenue optimization system and the electronic distribution service offerings from SynXis and TravelClick. Medallion version 7 improves ease of use and enhancements specific to Best Western. Core 2.6 provides for a two-way integration with IDeaS and improved workflow, enhanced handling of travel agents and a much closer integration with Epitome.net.
•	China Travel Services began implementing SoftBrands’ Epitome Property Management System across 10 Metropark hotel properties in Greater China during the first phase of its implementation plan. In April, SoftBrands announced that it had entered into a long term business partnership with China Travel Services and Metropark Hotels Management Co. Ltd.

In the company’s manufacturing business, third quarter fiscal 2007 revenues were $13.0 million, essentially even with the third quarter fiscal 2006. Third quarter fiscal 2007 operating income in manufacturing was $462,000, a slight decrease compared to $471,000 in the prior year’s third quarter, as a result of the restructuring charge. Excluding the restructuring charge, operating income for the manufacturing segment would have been $2.1 million in the current quarter.
In the company’s hospitality business, third quarter fiscal 2007 revenues were $10.6 million, a significant increase from $3.1 million in the prior year’s quarter due primarily to the acquisition of HIS in fourth quarter fiscal 2006. In third quarter fiscal 2007, SoftBrands’ hospitality business generated an operating loss of $1.9 million, an improvement from an operating loss of $2.4 million in the third quarter of fiscal 2006.
From a geographic perspective, 53% of revenues were generated in the Americas in the quarter; 26% in the EMEA region; and 21% in the Asia Pacific region. This compares to a respective mix of 55%, 31% and 14% in the prior year’s quarter.
Cash and Liquidity
As of June 30, 2007, SoftBrands had $12.2 million in cash and cash equivalents, a decrease of 20% from $15.3 million at the end of the previous quarter. Deferred revenue was $24.6 million at the end of the third quarter, a seasonal decrease compared to $25.6 million at the end of the previous quarter.
Corporate Governance
     SoftBrands today announced that its board of directors has elected Elaine Wetmore as chair of the board of directors, effective Oct. 1, 2007. Wetmore has served as a SoftBrands director since Aug. 2002. Wetmore was previously vice president and chief financial officer of Tivoli Systems, Inc., a subsidiary of IBM, and president and chief operating officer of Knowledge Discovery One, Inc., a venture-backed technology start-up. Wetmore is currently an adjunct professor of finance at St. Edwards University. She succeeds George Ellis, who requested the transition from the chairman role. Ellis served as SoftBrands’ chairman since the company was formed, and as its executive chairman from Jan. 2006 to June 2006. Ellis was chief executive officer from the company’s formation to Jan. 2006. Ellis is currently chief financial officer of Global 360, Inc., a developer of business process management software, a post he has held since July 2006. Ellis remains a director of the company.

Conference Call
SoftBrands will hold its third quarter earnings conference call at 5:30 pm Eastern Time today, Aug. 9, 2007. Interested parties may listen to the call by dialing 800-591-6945 or international 617-614-4911 (passcode: 28209546). A live webcast will also be available at SoftBrands’ website at http://www.softbrands.com. A replay will be available approximately one hour after the conference call concludes and will remain available through Aug. 16, 2007. The replay number is 888-286-8010 and international 617-801-6888 (passcode: 97938577). The webcast will be archived on SoftBrands’ website for approximately one year.
Forward-Looking Statements
All statements other than historical facts included in this release regarding future operations are subject to the risks inherent in predictions and “forward looking statements.” These statements are based on the beliefs and assumptions of management of SoftBrands and on information currently available to us. Nevertheless, these forward-looking statements should not be construed as guarantees of future performance. They involve risks, uncertainties, and assumptions identified in filings by SoftBrands with the SEC, including:
•	Changes in the economy, natural disasters, disease or other events that affect the manufacturing and hospitality segments or the geographies we serve;

•	Our increasing dependence upon our relationship with SAP;

•	Our ability to effectively integrate the HIS business;

•	Our ability to timely complete and introduce, and the market acceptance of our new products;

•	Our ability to properly document our sales consistent with the manner in which we recognize revenue;

•	Our ability to manage international operations;

•	Our ability to maintain and expand our base of clients on software maintenance programs;

•	The effects of and our ability to rapidly adapt to changes in standards for operating systems, databases and other technologies; and

•	Our ability to successfully upgrade our financial systems
About SoftBrands
SoftBrands, Inc. is a leader in providing software solutions for businesses in the manufacturing and hospitality industries worldwide. The company has established a global infrastructure for distribution, development and support of enterprise software, and has approximately 5,000 customers in more than 100 countries actively using its manufacturing and hospitality products. SoftBrands, which has approximately 825 employees, is headquartered in Minneapolis, Minn., with branch offices in Europe, India, Asia, Australia and Africa. Additional information can be found at http://www.softbrands.com.
Tables Follow

SoftBrands, Inc.
Consolidated Balance Sheets

	June 30,	September 30,
	2007	2006
(In thousands, except share and per share data)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$12,203	$14,520
Accounts receivable, net	15,833	7,555
Prepaid expenses and other current assets	4,577	3,542

Total current assets	32,613	25,617
Furniture, fixtures and equipment, net	2,556	2,787
Restricted cash	83	73
Goodwill	35,170	35,021
Intangible assets, net	8,253	10,844
Other long-term assets	292	705

Total assets	$78,967	$75,047

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term obligations	$3,551	$2,618
Revolving loan	921	—
Accounts payable	2,699	2,110
Accrued expenses	9,203	6,870
Accrued restructuring costs	1,688	936
Deferred revenue	24,554	22,560
Other current liabilities	3,385	1,288

Total current liabilities	46,001	36,382
Long-term obligations	16,967	19,302
Other long-term liabilities	761	835

Total liabilities	63,729	56,519

Commitments and contingencies
Stockholders’ equity:
Series A and undesignated preferred stock, $.01 par value; 10,647,973 shares authorized; no shares issued or outstanding	—	—
Series B convertible preferred stock, $.01 par value; 4,331,540 shares authorized, issued and outstanding; liquidation value of $4,591	5,068	5,068
Series C-1 convertible preferred stock, $.01 par value; 18,000 shares authorized, issued and outstanding; liquidation value of $18,000 plus unpaid dividends	18,000	18,000
Series D convertible preferred stock, $.01 par value; 6,673 shares authorized, 6,000 shares issued and outstanding; liquidation value of $6,000 plus unpaid dividends	5,051	5,051
Common stock, $.01 par value; 110,000,000 shares authorized; 41,289,125 and 41,024,960 shares issued and outstanding, respectively	413	410
Additional paid-in capital	173,946	173,791
Accumulated other comprehensive loss	(1,259)	(1,670)
Accumulated deficit	(185,981)	(182,122)

Total stockholders’ equity	15,238	18,528

Total liabilities and stockholders’ equity	$78,967	$75,047

SoftBrands, Inc.
Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
(In thousands, except per share data)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Software licenses	$4,274	$1,653	$12,607	$6,571
Maintenance and support	14,431	10,480	41,670	31,447
Professional services	4,071	3,521	13,416	10,583
Third-party software and hardware	845	473	2,348	1,644

Total revenues	23,621	16,127	70,041	50,245

Cost of revenues:
Software licenses	904	585	2,133	2,501
Maintenance and support	4,058	3,349	12,157	9,891
Professional services	3,952	3,127	12,585	9,381
Third-party software and hardware	772	351	1,913	1,126

Total cost of revenues	9,686	7,412	28,788	22,899

Gross profit	13,935	8,715	41,253	27,346

Operating expenses:
Selling and marketing	5,341	3,399	15,316	9,356
Research and product development	3,399	2,670	10,574	7,662
General and administrative	4,989	4,563	15,508	14,392
Restructuring costs	1,630	—	1,630	—

Total operating expenses	15,359	10,632	43,028	31,410

Operating loss	(1,424)	(1,917)	(1,775)	(4,064)

Interest expense	(492)	(3)	(1,436)	(9)
Other (expense) income, net	(118)	189	(158)	362

Loss from continuing operations before provision for income taxes	(2,034)	(1,731)	(3,369)	(3,711)

Provision for (benefit from) income taxes	(387)	8	586	13

Loss from continuing operations	(1,647)	(1,739)	(3,955)	(3,724)

Discontinued operations:
Income from discontinued operations, net of tax	—	5	—	393

Net loss	(1,647)	(1,734)	(3,955)	(3,331)

Preferred stock dividends	(485)	(273)	(1,467)	(819)

Net loss available to common shareholders	$(2,132)	$(2,007)	$(5,422)	$(4,150)

Basic and diluted earnings (loss) per common share:
Continuing operations	$(0.05)	$(0.05)	$(0.13)	$(0.11)
Discontinued operations	0.00	0.00	0.00	0.01

Net loss available to common shareholders	$(0.05)	$(0.05)	$(0.13)	$(0.10)

Weighted-average common shares outstanding:
Basic and diluted	41,283	40,198	41,264	40,125

SoftBrands, Inc.
Supplemental Financial Information
(Unaudited, in thousands)
Revenues and Operating Income (Loss)

	Three Months Ended June 30,
	2007		2006		% Change
		Operating		Operating		Operating
		Income		Income		Income
	Revenues	(Loss)	Revenues	(Loss)	Revenues	(Loss)
Manufacturing	$12,973	$462	$12,989	$471	-0.1%	-1.9%
Hospitality	10,648	(1,886)	3,138	(2,388)	239.3%	21.0%

Total	$23,621	$(1,424)	$16,127	$(1,917)	46.5%	25.7%

	Nine Months Ended June 30,
	2007		2006		% Change
		Operating		Operating		Operating
		Income		Income		Income
	Revenues	(Loss)	Revenues	(Loss)	Revenues	(Loss)
Manufacturing	$37,813	$2,453	$38,631	$1,280	-2.1%	91.6%
Hospitality	32,228	(4,228)	11,614	(5,344)	177.5%	20.9%

Total	$70,041	$(1,775)	$50,245	$(4,064)	39.4%	56.3%

Revenues by Segment and Type

	Three Months Ended June 30,
	2007			2006
	Manufacturing	Hospitality	Total	Manufacturing	Hospitality	Total
Software licenses	$1,786	$2,488	$4,274	$1,418	$235	$1,653
Maintenance and support	8,522	5,909	14,431	8,075	2,405	10,480
Professional services	2,470	1,601	4,071	3,023	498	3,521
Third-party software and hardware	195	650	845	473	—	473

Total	$12,973	$10,648	$23,621	$12,989	$3,138	$16,127

	Nine Months Ended June 30,
	2007			2006
	Manufacturing	Hospitality	Total	Manufacturing	Hospitality	Total
Software licenses	$4,468	$8,139	$12,607	$5,123	$1,448	$6,571
Maintenance and support	24,479	17,191	41,670	23,756	7,691	31,447
Professional services	8,276	5,140	13,416	8,730	1,853	10,583
Third-party software and hardware	590	1,758	2,348	1,022	622	1,644

Total	$37,813	$32,228	$70,041	$38,631	$11,614	$50,245

SoftBrands, Inc.
Supplemental Financial Information
(Unaudited, in thousands)
Revenues by Segment and Geography

	Three Months Ended June 30,
	2007			2006
	Manufacturing	Hospitality	Total	Manufacturing	Hospitality	Total
Americas	$7,584	$5,015	$12,599	$7,525	$1,385	$8,910
Europe, Middle East and Africa	3,545	2,490	6,035	3,656	1,357	5,013
Asia Pacific	1,844	3,143	4,987	1,808	396	2,204

Total	$12,973	$10,648	$23,621	$12,989	$3,138	$16,127

	Nine Months Ended June 30,
	2007			2006
	Manufacturing	Hospitality	Total	Manufacturing	Hospitality	Total
Americas	$21,976	$19,010	$40,986	$22,451	$4,516	$26,967
Europe, Middle East and Africa	10,660	7,100	17,760	10,868	5,507	16,375
Asia Pacific	5,177	6,118	11,295	5,312	1,591	6,903

Total	$37,813	$32,228	$70,041	$38,631	$11,614	$50,245